Exhibit 99.1
Annual Investor Day December 7, 2010

Will Council President and Chief Executive Officer Joined AVCA in 2001 Joined AVCA in 2001 Joined AVCA in 2001 Joined AVCA in 2001 2

Kelly Gill Chief Operating Officer Joined AVCA in March 2010 20+ years in LTC Sr. VP, Sub Acute Care - Beverly Enterprises Division Executive, 168 Facilities Division President, Rehabilitation Services - Living Centers of America Executive VP Ancillary Services Division - Skilled Healthcare Hallmark Rehabilitation Services Hospice Care Division Healthcare Entrepreneurial Endeavors 3

David Houghton Chief Information Officer Joined AVCA in May 2010 20+ years of healthcare, technology and consulting: Nashville Strategic CIO Services Lead, North Highland Company HCA Vanderbilt Gaylord Entertainment Contract CIO, Bridgestone Industrial Products Healthcare Strategy, Ops/Enterprise Systems, Deloitte Consulting Mayo Clinic Catholic Health HCA HealthSouth Corporation Lab Information Systems & Operations, Scott & White Hospital US Residential Systems Management, AT&T 4

Glynn Riddle Chief Financial Officer Joined AVCA in 2002 Executive Vice President Chief Financial Officer Secretary Over 19 Years as Senior Financial Officer for Public Companies Certified Public Accountant 5

Board of Directors Wallace E. Olson, Chairman of the Board William C. O'Neil Richard M. Brame Robert Z. Hensley Chad A. McCurdy 6

Profile Advocat is a leading provider of long term care services to nursing home patients, primarily in the Southeast and Southwest in a blend of urban, suburban and rural areas. Pure play in skilled nursing sector 46 Facilities in 8 states 117 average licensed beds per facility 7

Advocat Mission Statement Committed to Compassion Striving for Excellence Serving Responsibly We aim to be the facility of choice in every community we serve. 8

Market Data (As of 12/06/2010) (As of 12/06/2010) Stock Symbol NASDAQ: AVCA Stock Price: $5.24 Dividend Yield $0.22 / 4.3% 52 Week High/Low $8.44 - $4.00 Market Capitalization $30.09 million Shares Outstanding 5.74 million Average Daily Volume Approx. 15,000 9

Key Fundamental Funds Provided by Operations (per diluted common share) YTD Q3 2010 - $1.65 2009 - $2.26 2008 - $1.78 Q4 2009 - $0.58 10

Historical Drivers for Cash Flow Success Occupancy Patient mix Cost Control How do we achieve success? 11

Transforming Advocat More importantly, how do we transform Advocat? 12

Strategic Planning Management Board of Directors Evaluated: Current business Other markets and opportunities 13

Strategic Operations Development Plan Initiatives - improve: Occupancy Skilled mix (census and rates) Significant enhancements: Sub-Acute care delivery system Sales and Marketing infrastructure Electronic Documentation of clinical care 14

What are the opportunities? Occupancy Skilled Mix Managed Care 15

Occupancy Note: Advocat operates two facilities in West Virginia and one each in Ohio and Florida not included in the comparison above 16

Patient Mix Note: Advocat operates two facilities in West Virginia and one each in Ohio and Florida not included in the comparison above 17

Managed care average daily census 18

Kelly Gill Chief Operating Officer 19

Key Operational Performance Improvement Initiatives Expanded Clinical Care Delivery Capability Nursing Rehabilitation Expanded Marketing and Sales Infrastructure 20

Post acute care offers several opportunities for growth, beyond the traditional nursing home model 21 Acuity of "Licensed" Services LTACH Nursing Home Inpatient Rehab. SNF Post Acute Care Opportunity: High-end clinical care required to meet short- term intensive nursing & rehabilitation needs Out of SNF license and capability scope These services can be delivered through Advocat's current center footprint Acute licensure Sub Acute Care Acute Care

Skilled Care Development Initiatives 24 Hour RN Coverage Sub Acute Clinical Care Capability Specialized Clinical Care Drives Favorable Reimbursement Marketing Advantage 22

Marketing Infrastructure Development Facility-Based Sales Representatives Business Development Managed Care Physician Relationships Clinical Program Development Customized for Physician Needs 23

Operations Improvement Conclusion Goal - #1 Referral Destination in Each Market Improvements: Clinical Care Expansion Sales Components Business Development Advocat Well Positioned for Continued Success 24

David Houghton Chief Information Officer 25

Electronic Medical Record (EMR) American Healthtech (AHT) Product Leading Software Vendor in Industry Advocat's core clinical application SmartCharting is EMR Product Integrated into core application 26

EMR Components Activities of Daily Living (ADL) Tracking Nursing Notes and Assessment Medication and Treatment Administration 27

Accelerated Deployment Two Deployment Models: ADL Only Full EMR (all 3 components) 28

2010 Deployments Conducted Pilots in 3 Facilities: 2 in Texas - ADL Capture Only 1 in Arkansas - Full EMR Pilots proved Deployment Schedule and Resource Plan As of 2010 Year End; 21 Facilities on EMR Eight (8) Arkansas Facilities - Full EMR Thirteen (13) Texas Facilities ADL Capture Only 29

2011 Deployment Schedule By year end, all Facilities deployed with Full EMR. 4-6 Facilities Completed every Two Months. 30

Typical Facility Deployment Costs Total cost of $130,000 Hardware/Installation $70,000 Software $10,000 Training $50,000 31

EMR Operational Benefits Improves customer and employee satisfaction Easier/faster Documentation Resident Family Inquiry Response Improves facility regulatory compliance Consistency Surveyor Access Provides timely monitoring of care delivery Easier/More Broad Monitoring Faster Response and Control 32

Will Council Chief Executive Officer 33

Strategic Plan Summary Sub-acute care delivery Sales and Marketing Electronic Medical Records 34

Initiative Expectations Investment in 2010 and 2011 Improvement in occupancy and skilled mix Improvement in patient acuity, rates 35

Timing of Strategic Plan Investment Result Full Deployment 36

What else is Advocat doing? Rose Terrace - new facility Facility renovations Development Activities 37

Rose Terrace - Rendering Rose Terrace - Rendering 38

Rose Terrace, Culloden, WV - Under Construction - 90 Bed Facility Bedroom community of Huntington West Virginia Huntington-Charleston Corridor Expected to open in the fourth quarter of 2011 39

Huntington-Charleston Corridor Huntington 378 Beds, 5 Facilities Wayne 60 Beds Rose Terrace 90 Beds Hurricane 244 Beds, 2 Facilities 40

Rose Terrace Lease with purchase option Company supervised construction $7.2 million facility Construction - approximately 12 months 41

Rose Terrace 2011 Impact Positive cash flow Breakeven Current West Virginia average Daily Rates Medicare - $343 Medicaid - $186 42

Facility Renovations - Ongoing Program Continues Historical ROI Projects underway by year-end 43

Other Development Facility acquisition and development 44

Investor Focused Web Site www.advocatinc.com 45

Conclusion Questions 46

Forward-Looking Statements Forward-looking statements made in this presentation involve a number of risks and uncertainties, but not limited to, our ability to successfully construct and operate the new nursing center in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, our ability to refinance our mortgage loan in the ordinary course of business, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, costs and impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors that could cause actual results to differ materially from those indicated in the forward-looking statements. 47

Appendix 48

Performance Historical Data 49

Third Quarter Highlights Nine Months Ending September 30, 2010 compared to Prior Year Nine Months Ending September 30, 2010 compared to Prior Year Occupancy (available beds) 84.6% vs. 82.4% Total Average Daily Census 4,196 vs. 4,088 Skilled Mix Average Daily Census 607 vs. 594 Revenue $214.6 million vs. $207.4million Medicare Rates Decreased (2.5%) Medicaid Rates Increased 2.2% Net Income from Operations Before Taxes $2.95 million vs. $2.98 million Net Income Per Diluted Share from continuing operations $0.28 vs. $0.27 Funds from Operations $9.7 million or $1.65 per share 50

Funds Provided By Operations Recent Years (in millions) 51

Occupancy Rates - available beds 52

Medicare Census Medicare census is defined as Medicare days as a % of total census. 53

Comparative Financial Ratios Symbol EV/EBITDAR EV/EBITDA AVCA 1.4x 4.1x SKH 5.6x 6.6x ENSG 5.0x 6.0x KND 1.2x 3.0x SUNH 4.1x 5.8x Multiples calculated using June 7, 2010 share price and 12/31/2009 historical financial information Enterprise value determined by market capitalization and debt, less cash 54

Revenue Growth 2006-2009 (in millions) 55

Funds provided by operations (FFO) and per share FFO reconciliation YTD Q3 2010 FY 2009 FY 2008 FY 2007 Net income from continuing operations $ 1.9 $ 1.9 $4.3 $ 7.5 Adjustments to reconcile net income from continuing operations to funds provided by operations: Depreciation and amortization 4.3 5.4 5.1 3.9 Provision for doubtful accounts 1.6 2.0 2.0 1.1 Deferred income tax provision (benefit) 0.5 (0.5) 0.8 5.0 Provision for self-insured professional liability, net of cash payments (0.1) 2.8 (5.6) (4.8) Stock-based compensation 0.5 0.7 0.9 0.6 Amortization of deferred balances 0.2 0.4 0.4 0.3 Provision for leases in excess of cash payments 0.7 1.3 1.7 2.2 Other 0.1 (0.9) 0.9 (0.9) FUNDS PROVIDED BY OPERATIONS 9.7 13.1 10.5 14.9 FUNDS PROVIDED BY OPERATIONS PER SHARE: Diluted $1.65 $2.26 $1.78 $2.44 WEIGHTED AVERAGE COMMON SHARES: Diluted 5,868 5,797 5,887 6,127 56

Renovation Program Renovation - Completion Date Occupancy Occupancy Medicare Mix Medicare Mix Medicare ADC Medicare ADC Renovation - Completion Date LTM (1) Prior Q3 2010 LTM (1) Prior Q3 2010 LTM (1) Prior Q3 2010 1st renovation - January 2006 65% 88% 12% 9% 8 8 2nd renovation - July 2006 71% 67% 12% 14% 12 14 3rd renovation - August 2006 45% 72% 11% 13% 5 10 4th renovation - October 2006 72% 82% 11% 12% 9 11 5th renovation - February 2007 56% 69% 11% 12% 8 10 6th renovation - April 2007 47% 52% 19% 19% 13 13 7th renovation - July 2007 85% 81% 12% 8% 17 10 8th renovation - January 2008 51% 76% 17% 17% 9 13 9th renovation - October 2008 83% 88% 16% 10% 17 11 10th renovation - November 2008 81% 87% 12% 14% 12 16 11th renovation - March 2009 63% 72% 7% 12% 7 13 12th renovation - November 2009 87% 85% 23% 26% 24 27 13th renovation - January 2010(2) 96% 93% 8% 6% 5 4 (1)Last Twelve Months prior to commencement of construction. (2)13th renovation resulted in 15 additional beds. ADC for facility 12 patients higher despite lower occupancy percentage. 57

Completed Facility Renovations

Facility location	Total Cost ($mil)	Cost Per sq. ft.	Cost per licensed bed	Open house Date
Hot Springs, AR	$0.9	$35.15	$ 8,237	01/12/2006
Camden, AR	$1.3	$37.90	$ 9,012	07/27/2006
Ash Flat, AR	$0.7	$27.49	$ 6,613	08/31/2006
Conway, AR	$0.9	$37.80	$ 8,781	10/12/2006
Sheridan, AR	$1.5	$45.84	$12,502	02/13/2007
Newport, AR	$1.2	$34.52	$ 9,348	04/12/2007
Houston, TX	$1.0	$24.82	$ 5,891	07/12/2007
Malvern, AR	$2.0	$82.95	$19,348	01/17/2008
Huntsville, AL	$1.9	$55.41	$15,001	10/16/2008
Mobile, AL	$2.6	$61.08	$20,240	11/18/2008
Ft. Worth, TX	$1.6	$36.41	$10,780	04/21/2009
Oak Ridge, TN	$0.5	$46.06(1)	$11,628(1)	11/05/2009
Sandy Hook, KY	$1.0	$192.85(1)	$66,186(1)	01/12/2010
Phenix City, AL	$3.1	$55.70	$22,276	07/29/2010
Wheelersburg, OH	$1.8	$44.15	$13,119	08/12/2010

(1) These projects involved work on a single wing of each facility and these cost statistics are based on the portion renovated. These projects involved physical expansions, and were more expensive than a traditional renovation. Also, the project in Sandy Hook included work on the facility parking lot and a flood wall.

AVCA Advocat

58

Operating Results (4 Florida homes reclassified as discontinued operations) Year Year Year Nine Months Ended September 30 Nine Months Ended September 30 (in millions, except per share amounts) 2007 2008 2009 2009 2010 Net Revenues $219.9 $263.8 $277.0 $207.4 $214.6 Operating Expenses 167.9 208.0 219.6 163.7 170.3 52.0 55.8 57.4 43.7 44.3 Lease Expense 18.4 21.3 21.8 16.2 16.9 Professional Liability Expense (benefit) (1.6) 1.5 8.2 6.4 4.1 G&A Expense 17.1 18.0 17.9 13.6 14.7 EBITDA 18.1 15.0 9.5 7.5 8.6 % of Net Revenues 8.2% 5.7% 3.4% 3.6% 4.0% Depreciation and Amortization (3.9) (5.1) (5.4) (4.1) (4.3) Other Income (expense) 0.8 (1.0) 0.7 0.7 (0.2) Interest Income 1.0 0.5 0.2 0.2 - Interest expense (3.5) (2.9) (1.9) (1.4) (1.2) Provision for Income Taxes (5.0) (2.2) (1.2) (1.1) (1.0) Net Income from Continuing Operations $7.5 $ 4.3 $ 1.9 $ 1.8 $ 1.9 % of Net Revenues 3.4% 1.6% 0.7% 0.9% 0.9% EPS - Basic - Continuing Operations $1.22 $0.70 $0.27 $0.28 $0.29 EPS - Diluted - Continuing Operations $1.17 $0.67 $0.26 $0.27 $0.28 59

AVCA reconciliation to EBITDA and EBITDAR (in thousands) AVCA as reported 2009 10K financial information AVCA as reported 2009 10K financial information Net Income from continuing operations $ 2,414 Plus: interest expense, net 1,716 Plus: income tax 1,497 Plus: depreciation and amortization 5,999 EBITDA 11,626 Plus: lease expense 23,422 EBITDAR $ 35,048 60

Facility Locations Alabama Brookshire - Huntsville * Canterbury - Phenix City * Hartford - Hartford Lynwood - Mobile * Northside - Gadsden Windsor House - Huntsville * Renovation Complete 61

Facility Locations Arkansas Arbor Oaks - Malvern * Ash Flat - Ash Flat * Conway - Conway * Des Arc - Des Arc Garland - Hot Springs * Ouachita - Camden * Newport - Newport * The Pines - Hot Springs Pocahontas - Pocahontas Rich Mountain - Mena Sheridan - Sheridan * Walnut Ridge - Walnut Ridge * Renovation Complete 62

Facility Locations Florida Hardee Manor - Wauchula 63

64 Facility Locations Kentucky, Ohio & West Virginia Kentucky Boyd - Ashland Carter - Grayson Elliott - Sandy Hook * South Shore - South Shore West Liberty - West Liberty Wurtland - Greenup Ohio Best Care - Wheelersburg * West Virginia Boone - Danville Laurel - Ivydale Rose Terrace - Milton Facility construction In progress *Renovation Complete

Facility Locations Tennessee Briarcliff - Oak Ridge * Laurel Manor - New Tazewell Manor House - Dover Martin - Martin Mayfield - Smyrna Corporate Office - Brentwood * Renovation complete 65

66 Facility Locations Texas Afton Oaks - Houston * Ballinger - Ballinger Brentwood Terrace - Paris Chisolm Trail - Lockhart Doctors - Dallas Estates - Fort Worth * Hillcrest - Luling Lampasas - Lampasas Normandy - San Antonio Oakmont - Katy Oakmont - Humble Treemont - Dallas Yorktown - Yorktown Renovation Complete Replacement Facility - opened in Aug 2009